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                                                                EXHIBIT 10.18

                                CONFORMED COPY
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                   FIRST ASSIGNMENT AND ASSUMPTION AGREEMENT

          FIRST ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 21, 1998 (this "Agreement"), between Dynatech Corporation, a Massachusetts corporation (the "Assignor") and Telecommunications Techniques Co., LLC, a Delaware limited liability company (the "Assignee").

          WHEREAS, the Assignor is the sole shareholder of the Assignee; and

          WHEREAS, the Assignor wishes to transfer certain assets to the Assignee and the Assignee has agreed to assume certain liabilities from Assignor.

          NOW, THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

          1.   Assignment.  Assignor hereby transfers, conveys, assigns and
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delivers to Assignee, Assignor's entire right, title and interest in and to all of the assets of Assignor reflected on the balance sheet of Assignor, other than Assignor's right, title and interest in and to shares of capital stock and other equity security interests in the subsidiaries of Assignor.

          2.   Assumption of Liabilities.  Assignee hereby irrevocably and
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unconditionally assumes and agrees to pay, honor and discharge, when due and otherwise in accordance with the relevant governing agreements and instruments, all of the obligations and liabilities of Assignor reflected on the balance sheet of Assignor.

          3.   Further Assurances.  Each Assignment and Assignee hereby agrees
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that, from time to time at the other's request, it will execute and deliver such further instruments of conveyance, transfer and assignment or of assumption and release, as the case may be, and will take such action as the other may reasonably request in order to more fully give effect to and implement the transactions contemplated by this Agreement.

          4.   Miscellaneous.  This Agreement shall be binding upon and shall
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inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be modified only by an instrument executed by each of the parties hereto. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York. The headings in this Agreement are for purposes of
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reference only and shall not limit or otherwise affect the meaning hereof. This
Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                    DYNATECH CORPORATION


                    By /s/ John F. Reno
                       ----------------
                       Name:  John F. Reno
                       Title: Chairman, President and
                              Chief Executive Officer


                    TELECOMMUNICATIONS TECHNIQUES CO.,
                    LLC

                    By:  Dynatech Corporation, its sole member


                    By /s/ John F. Reno
                       ----------------
                         Name:John F. Reno
                         Title:   Chairman, President and
                         Chief Executive Officer
               of Dynatech Corporation, the Sole Member of Telecommunications Techniques Co., LLC